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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 04/30/2019

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4462

Delaware	36-1823834
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of principal executive offices, including zip code)

(847)446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.Results of Operations and Financial Condition

On April 30, 2019, Stepan Company (“Stepan”) issued a press release providing its financial results for the first quarter ended March 31, 2019.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

In addition, on April 30, 2019, Stepan issued a press release announcing that its Board of Directors declared a quarterly cash dividend on its common stock of $0.25 per share.  The dividend will be paid on June 14, 2019, to common stockholders of record on May 31, 2019.  A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number: 99.1

Description: Press Release of Stepan Company dated April 30, 2019

Exhibit Number: 99.2

Description: Press Release of Stepan Company dated April 30, 2019

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of Stepan Company dated April 30, 2019
EX-99.2	Press Release of Stepan Company dated April 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY
Date: April 30, 2019	By:	/s/ Brian W. Bichkoff
Brian W. Bichkoff
Interim General Counsel and Secretary